Exhibit 99.1

CAMAC Energy Announces Completion of OML 120/121 Acquistion

HOUSTON, TEXAS – June 29, 2012 – CAMAC Energy Inc. (NYSE Amex: CAK), today announced that Allied Energy PLC (“Allied”), an affiliate of the Company’s largest shareholder, has closed the previously announced transaction to acquire the 40% working interest in Nigerian OMLs 120 and 121 (the “OMLs”) from Nigerian Agip Exploration (“NAE”), a subsidiary of Eni SpA (“Eni”).

Allied has informed the Company that it plans to continue the development of the Oyo Field by drilling a new well in the fourth quarter of 2012. The new well, Oyo #7, is being designed not only to increase production from the 75 million barrels of reserves (1P, 2P and 3P) in the Pliocene reservoir, but also to test the prospective resource potential of the deeper Miocene reservoir in the field. With these dual objectives, the #7 well is expected to both significantly increase oil production from the currently producing reservoir and de-risk much of the unrisked resource potential in the rest of OMLs, independently estimated at over 2 billion barrels of oil.

Allied intends to engage CAMAC Energy to act as its technical service advisor, and the Company is currently engaged in advanced negotiations with drilling rig contractors and other critical service providers on behalf of Allied. The Company will continue to provide updates on these negotiations and other critical milestones as the well #7 spud date approaches.

“We are very pleased that Allied has officially closed its purchase of NAE’s interest in OML120 and 121, and we would like to thank NAE and Allied for their steadfast commitment and diligence in executing the transaction,” said Chairman and Chief Executive Officer, Dr. Kase Lawal. “Today is an important day for CAMAC Energy and its shareholders, as we finally remove the operational uncertainty on OML 120 and 121. With the completion of this transaction, the Company can focus on increasing the value of its Nigerian assets, as well as its frontier exploration acreage. We look forward to working with our partner Allied to execute our drilling program and to significantly increase oil production.”

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in OML 120 and OML 121, offshore oil and gas leases in deep water Nigeria which include the currently producing Oyo Oilfield, and a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China. CAMAC Energy is currently pursuing additions to its exploration portfolio in East and West Africa and has recently acquired exploration acreage in Kenya and Gambia. The Company was founded in 2005 and has offices in Houston, Texas, Beijing, China, and Lagos, Nigeria.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” relating to the business of CAMAC Energy Inc. and its subsidiaries. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the general ability of CAMAC Energy Inc. to achieve its commercial objectives; the business strategy, plans and objectives of CAMAC Energy Inc. and its subsidiaries; the timing and potential results of planned drilling operations; and any other statements of non-historical information. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond CAMAC Energy Inc.’s control and are difficult to predict, including those discussed in CAMAC Energy Inc.'s periodic reports that are filed with the SEC and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CAMAC Energy Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

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CAMAC Energy Inc.
Cristy Taylor, 713-797-2940
PR@camacenergy.com

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832-209-1419
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John Liviakis,CEO
415-389-4670